As filed with the Securities and Exchange Commission on August 14, 2001
                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   FORM S-8/A
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                 NETEGRITY, INC.
               (Exact name of issuer as specified in its charter)

                               Delaware 04-2911320
          (State of Incorporation) (IRS Employer Identification Number)

                       52 Second Avenue, Waltham, MA 02154
                    (Address of Principal Executive Offices)

                                 (781) 890-1700
              (Registrant's telephone number, including area code)

                     NETEGRITY, INC. 1997 STOCK OPTION PLAN
                            (Full title of the Plan)

                        Anthony J. Medaglia, Jr., Esquire
                           Hutchins, Wheeler & Dittmar
                           A Professional Corporation
                               101 Federal Street
                           Boston, Massachusetts 02110
                                 (617) 951-6600
            (Name, address and telephone number of agent for service)




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


                         CALCULATION OF REGISTRATION FEE

Title of Securities to be    Amount     to     be       Proposed Maximum           Proposed Maximum          Amount of  Registration
--------------------------   -------------------------  -----------------          -----------------         -----------------------
registered                   registered(1)              Offering Price Per Share   Aggregate Offering Price   Fee(2)
----------                   -------------              ------------------------   ------------------------   ------

Common Stock, par value      60,488 Shares              $36.09                                 $2,183,011.92           $545.75
$.01 per share
Common Stock, par value      134,250 Shares             $27.17                                 $3,647,572.50           $911.89
$.01 per share
Common Stock, par value      4,500 Shares               $20.00                                    $90,000.00           $22.50
$.01 per share
Common Stock, par value      190,687 Shares             $18.00                                 $3,432,366.00           $858.09
$.01 per share
Common Stock, par value      240,000 Shares             $17.09                                 $4,101,600.00         $1,025.40
$.01 per share
Common Stock, par value      54,000 Shares              $16.25                                   $877,500.00           $219.38
$.01 per share
Common Stock, par value      280,313 Shares             $15.25                                 $4,274,773.25         $1,068.69
$.01 per share
Common Stock, par value      165,562 Shares             $14.83                                 $2,455,284.46           $613.82
$.01 per share
Common Stock, par value      30,000 Shares              $8.92                                    $267,600.00            $66.90
$.01 per share
Common Stock, par value      182,154 Shares             $7.46                                  $1,358,868.84           $339.72
$.01 per share
Common Stock, par value      153,495 Shares             $4.37                                    $670,773.15           $167.69
$.01 per share
Common Stock, par value      22,500 Shares              $3.83                                     $86,175.00            $21.54
$.01 per share
Common Stock, par value      180,000 Shares             $2.75                                    $495,000.00           $123.75
$.01 per share
Common Stock, par value      270,000 Shares             $2.37                                    $639,900.00           $159.98
$.01 per share
Common Stock, par value      88,587 Shares              $1.29                                    $114,277.23            $28.57
$.01 per share
Common Stock, par value      85,950 Shares              $1.09                                     $93,685.50            $23.42
$.01 per share
Common Stock, par value      22,500 Shares              $0.92                                     $20,700.00             $5.18
$.01 per share
Common Stock, par value      85,014 Shares              $20.76                                 $1,764,890.60           $441.22
$.01 per share
Total                        2,250,000 Shares                                                    $27,396,064         $6,634.46



(1) Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.

(2) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The registration fee has been calculated with respect to 85,014 of the shares registered on the basis of the average of the high and low price, calculated at $20.76, on August 10, 2001, and with respect to the remaining 2,164,986 shares registered on the basis of the price at which options may be exercised.

                                      NOTE

     This Registration Statement is being filed solely for the purpose of registering 2,250,000 additional shares of Common Stock of Netegrity, Inc. issuable pursuant to the 1997 Stock Option Plan (the "Option Plan") originally adopted in 1997. The total number of shares issuable under the Option Plan is 3,750,000 as of August 14, 2001, of which 750,000 shares were previously registered on Form S-8 (Reg. No. 333-44893) and 750,000 shares were previously registered on Form S-8 (Reg. No. 333-87567). Pursuant to Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 (Registration Nos. 333-44893 and 333-87567) are herein incorporated by reference. The amounts listed hereunder reflect a 3:2 split of the Common Stock of Netegrity, Inc. on September 1, 2000.



ITEM 8. EXHIBITS

Number            Description

4.1               1997 Stock Option Plan

5.1               Opinion of Hutchins, Wheeler & Dittmar, A Professional
                  Corporation.

23.1 Consent of Hutchins, Wheeler & Dittmar, a Professional Corporation (included in Exhibit 5.1).

23.2              Consent of PricewaterhouseCoopers, LLP.

24.1              Powers of Attorney (See Page II-2).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts on August 14, 2001.

                                 NETEGRITY, INC.



                                 By       s/ Barry N. Bycoff
                                   --------------------------------
                                             Barry N. Bycoff
                                             Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Barry N. Bycoff and James E. Hayden and each of their acting without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                   Title                                                         Date
s/ Barry N. Bycoff                                   Chairman   of  the   Board   of   Directors,            August 14, 2001
------------------
Barry N. Bycoff                                      President,   Chief  Executive   Officer  and
                                                     Director (principal executive officer)

s/ James E. Hayden                                   Vice President and Chief Financial Officer              August 14, 2001
-------------------
James E. Hayden                                      (principal financial and accounting officer)


s/ Paul F. Deninger                                  Director                                                August 14, 2001
-------------------
Paul F. Deninger


s/ Eric R. Giler                                     Director                                                August 14, 2001
----------------
Eric R. Giler


s/ Lawrence D. Lenihan                               Director                                                August 14, 2001
-----------------------
Lawrence D. Lenihan


s/ Ralph B. Wagner                                   Director                                                August 14, 2001
------------------
Ralph B. Wagner


s/ Michael L. Mark                                   Director                                                August 14, 2001
------------------
Michael L. Mark


                              INDEX TO EXHIBITS

Exhibit
Number

4.1        1997 Stock Option Plan.

5.1        Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation.

23.1       Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation
             (included in Exhibit 5.1).

23.2       Consent of PricewaterhouseCoopers, LLP.

24.1       Powers of Attorney (See page II-2).